Exhibit 99.3

Greenwich LifeSciences, Inc. to Participate at Upcoming Investor and Partnering Conferences

STAFFORD, TX / [Business Wire] / October 7, 2020 / Greenwich LifeSciences, Inc. (Nasdaq: GLSI) (the “Company”), a clinical-stage biopharmaceutical company focused on the development of GP2, an immunotherapy to prevent breast cancer recurrences in patients who have previously undergone surgery, today announced that it was selected to present at the 2020 BIO Investor Forum conference to be held virtually from October 13-15, 2020 and will be participating at the BIO-Europe partnering conference to be held virtually from October 26-29, 2020.

At the BIO Investor Forum, Snehal Patel, CEO of Greenwich LifeSciences will present and will be available to participate in one-on-one meetings with qualified members of the investor community who are registered to attend the conference. The presentation will highlight the Company’s GP2 program and its plans to commence a Phase III clinical trial, will include a pre-recorded audio track available to conference attendees on demand, and will be simultaneously made available on the investor section of the Company’s website at: https://investor.greenwichlifesciences.com/

At the BIO-Europe partnering conference, the Company will seek to meet with international pharmaceutical companies seeking to license marketing rights for promising therapeutics for their respective regions. The Company previously initiated a global and regional out-licensing process with industry leading advisor, Torreya Partners, which is expected to continue as the upcoming GP2 Phase III trial commences.

About BIO Investor Forum

The 19th annual BIO Investor Forum is an international biotech investor conference focused on early and established private companies as well as emerging public companies. The event features plenary sessions, business roundtables and therapeutic workshops, company presentations, and scheduled one-to-one meetings. For more information, please visit the conference website at: https://www.bio.org/events/bio-investor-forum-digital/why-attend

About BIO-Europe

The 26th annual BIO-Europe global life sciences partnering conference includes access to company pitches, program sessions, and sponsor and showcase company content. The event is expected to bring together over 4,000 executives from more than 2,000 life sciences companies spanning an estimated 60+ countries. Program content includes business development, therapeutic areas, startup innovations, digital health, and scheduled one-to-one meetings. For more information, please visit the conference website at: https://informaconnect.com/bioeurope/

About Breast Cancer and HER2/neu Positivity

One in eight U.S. women will develop invasive breast cancer over her lifetime, with approximately 266,000 new breast cancer patients and 3.1 million breast cancer survivors in 2018. HER2/neu (human epidermal growth factor receptor 2) protein is a cell surface receptor protein that is expressed in a variety of common cancers, including in 75% of breast cancers at low (1+), intermediate (2+), and high (3+ or over-expressor) levels.

About Greenwich LifeSciences, Inc.

Greenwich LifeSciences is a clinical-stage biopharmaceutical company focused on the development of GP2, an immunotherapy to prevent breast cancer recurrences in patients who have previously undergone surgery. GP2 is a 9 amino acid transmembrane peptide of the HER2/neu protein. In a randomized, single-blinded, placebo-controlled, multi-center (16 sites led by MD Anderson Cancer Center) Phase IIb clinical trial, no recurrences were observed in the HER2/neu 3+ adjuvant setting after median 5 years of follow-up, if the patient received the 6 primary intradermal injections over the first 6 months (p = 0.0338). Of the 138 patients that have been treated with GP2 to date over 4 clinical trials, GP2 treatment was well tolerated and no serious adverse events were observed related to GP2 immunotherapy. Greenwich LifeSciences is planning to commence a Phase III clinical trial using a similar treatment regime as the Phase IIb clinical trial. For more information on Greenwich LifeSciences, please visit the company’s website: www.greenwichlifesciences.com

Forward-Looking Statement Disclaimer

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Greenwich LifeSciences Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Greenwich LifeSciences Inc. undertakes no duty to update such information except as required under applicable law.

Investor & Public Relations Team

Snehal Patel

Investor Relations

(832) 819-3232

info@greenwichlifesciences.com

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Source: Greenwich LifeSciences, Inc.

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